UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2025

AltEnergy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40984	86-2157013
(State or other jurisdiction Identification No.)	(Commission File Number)	(I.R.S. Employer of incorporation)

600 Lexington Avenue
9th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(203) 299-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one- half of one Warrant	AEAEU	OTC Pink Open Market
Class A common stock, par value $0.0001 per share	AEAE	OTC Pink Open Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AEAEW	OTC Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K under the heading “Proposal 1” is incorporated by reference into this Item 5.03 to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 23, 2025, AltEnergy Acquisition Corp., a Delaware corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of March 5, 2024, the record date of the Special Meeting, there were 6,488,146 issued and outstanding shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) comprised of 6,238,146 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Shares”), and 250,000 shares of the Company’s Class B common stock, par value $0.0001 per share. At the Special Meeting, approximately 89.9% of the total shares of Common Stock outstanding as of the record date were present in person or by proxy, which constituted a quorum. A summary of the voting results at the Special Meeting for each of the proposals is set forth below.

Proposal 1

The Company’s stockholders approved the proposal to file an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to extend the date by which the Company must (1) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and redeem all of the Class A Shares included as part of the units sold in the Company’s initial public offering that was consummated on November 2, 2021 (the “IPO”), from May 2, 2025, to May 1, 2026 (the “Extended Date”) (such proposal, the “Extension”). The voting results for such proposal were as follows:

For	Against	Abstain
5,831,634	3	0

Proposal 2

The proposal to adjourn the Special Meeting to a later date or dates, if necessary or convenient, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the Extension and the Redemption Limitation Amendment, was not presented at the Special Meeting as the Extension Proposal received a sufficient number of votes for approval.

On Apri1 25, 2025, to effectuate the Extension, the Company filed an amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Stockholders holding 221,949 Class A Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”) in connection with the Extension. As a result, $2,603,924.74 (approximately $11.73 per share) will be removed from the Trust Account to pay such holders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amendment to the Amended and Restated Certificate of Incorporation of AltEnergy Acquisition Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive Officer

Date: April 29, 2025